       1  EX-3.(i)
                                                                 EXHIBIT 10.1


                        CERTIFICATE OF INCORPORATION

                                     OF

                          RIDDELLINK HOLDING CORP.

                                 _________

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the General Corporation Law of the State of Delaware ), hereby certifies that:

     FIRST:    The name for the corporation (hereinafter called the
 corporation ) is

                          RIDDELLINK HOLDING CORP.

     SECOND:   The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Ken; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

     THIRD:    The purpose of the corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of stock which the corporation
shall have authority to issue is Three Thousand (3,000), all of which are without par value. All such shares are of one class and are shares of Common Stock.

     No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or
(2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     FIFTH:    The name and the mailing address of the incorporator are as follows:

     NAME                          MAILING ADDRESS

T.M. Bonovich       229 South State Street, Dover, Delaware

       2 EX-3.(i)

     SIXTH:    The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH:   For the management of the business and for the conduct of
the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase whole Board and the phrase total number of directors shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

     2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock,

       3  EX-3.(i)

no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH:    The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH:    The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on April 4, 1988.

                                        T.M. BONOVICH
                                        -------------
                                        T.M. Bonovich
                                        Incorporator

       4  EX-3.(i)

                          CERTIFICATE OF AMENDMENT
                                   TO THE
                       CERTIFICATE OF INCORPORATION
                                     OF
                          RIDDELLINK HOLDING CORP.
               Pursuant to the Delaware General Corporate Law



     It is hereby certified that:

     1. The name of the corporation (hereinafter called the Corporation ) is RIDDELLINK HOLDING CORP.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article 4 the following new Article
4:

                4. The Corporation is authorized to issue an aggregate of 20,000 shares of stock, $.01 par value per share, of which 16,950 shares shall be designated Class A Common Stock ( Class A Common ) and 3,050 shares shall be designated Class B Common Stock ( Class B
     Common ). Class A Common and Class B Common shall have exactly the same designations, rights privileges and preferences (including voting rights) except as follows:

          (1) Until such time as the holders of Class A Common shall have received, on account of their Class A Common shares, an aggregate sum of four million ($4,000,000) dollars, whether by way of or as a result of one or more dividends, sales of any Class A Common by such holders and/or distributions with respect to the liquidation, dissolution or winding up of the Corporation, or otherwise (the Investor Repayment ) the holders of Class B Common shall not be entitled to any dividend or other distribution of any kind, nature or description by the Corporation.

          (2) At such time as the holders of Class A Common shall have received the Investor Repayment, the holders of Class A Common and the holders of Class B Common shall share in any and all future dividends and distributions by the Corporation in accordance with the following:

               a) if the aggregate of all such dividends and distributions exceeds the Investor Repayment, but is less that $5,755,400 (said difference being referred to herein as the Second Level Distribution ) then the holders of Class B Common shall be entitled to that portion of the Second Level Distribution which, after giving effect to prior Second Level Distributions, brings the total distributed to such holders to, in the aggregate:

                    .305 x Second Level Distribution
               plus $610,000 x (Second Level Distribution)
                                        $1,755,400

       5  EX-3.(i)

               and the holders of the Class A Common shall be entitled to the balance of each such Second Level Distribution plus the Investor Repayment (provided the Investor Repayment is only paid once).

               Example:

               aggregate Distributions/Dividends =     $5,000,000
               Second Level Distributions = $1,000,000

               Class B Common Holders get
                    .305 x $1,000,000        =         $  305,000
               plus 610,000 x $1,000,000     =         $  347,000
                              ----------               ----------
                              $1,755,400               $  652,000

               Class A Common Holders get
               Investor Repayment                      $4,000,000
               Balance of Second Level
               Distribution ($1,000,000
               less $652,000)                          $  348,000
                                                       ----------
                                                       $4,348,000

               b) if the aggregate of all such dividends and distributions is equal to or exceeds $5,755,400 (being referred to herein as the Ultimate Level
                    Distributions ) then the holders of Class B Common shall be entitled to that portion of each Ultimate Level Distribution which, after giving effect to prior Ultimate Level Distributions, brings the total Ultimate Level Distribution to such holders to, in the aggregate:

                    .305 x Ultimate Level Distributions plus $610,000 and the holders of the Class A Common shall be entitled to the balance of each such Ultimate Level Distribution plus the Investor Repayment (provided the Inventor Repayment is only paid once).

                    Example:
                    aggregate Distributions/Dividends=$6,000,000
                    Ultimate Level Distributions = $2,000,000

                    Class B Common Holders receive:
                         .305 x $2,000,000            =$ 610,000
                         plus $610,000                   610,000
                                                        --------
                                                      $1,220,000

                    Class A Common Holders get:
                    Investor Repayment                $4,000,000
                    Balance of Ultimate Level
                    Distributions ($2,000,000
                    less $1,220,000)                  $  780,000
                                                      ----------
                                                      $4,780,000
       6  EX-3.(i)
     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provision of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on April 12, 1988.

                                   ROBERT NEDERLANDER
                                   ----------------------------
                                   Robert Nederlander - President

Attest:


LEONARD TOBOROFF
-------------------------------
Leonard Toboroff - Secretary

       7  EX-3.(i)

                          CERTIFICATE OF AMENDMENT
                                   TO THE
                       CERTIFICATE OF INCORPORATION
                                     OF
                          RIDDELLINK HOLDING CORP.
               Pursuant to the Delaware General Corporate Law

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the Corporation ) is RIDDELLINK HOLDING CORP.

     2. The First section of the Certificate of incorporation of the corporation is hereby amended in its entirety to read as follows:

      FIRST:   the name of the corporation (hereinafter called the
 corporation ) is

                  SPORTS LICENSING AND MANUFACTURING INC.

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on October 24, 1990.


                                   FREDERIC H. BROOKS
                                   ------------------------------
                                   Frederic H. Brooks, President
Attest:

LAWRENCE F. SIMON
--------------------------------
Lawrence F. Simon,
Assistant Secretary

       8  EX-3.(i)
                         CERTIFICATE OF AMENDMENT
                                  TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                  SPORTS LICENSING AND MANUFACTURING INC.
              Pursuant to the Delaware General Corporation Law


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the Corporation ) is SPORTS LICENSING AND MANUFACTURING INC.

     2. The First section of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

      FIRST:   the name of the corporation (hereinafter called the
 corporation ) is

                            RIDDELL SPORTS INC.

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on May 1, 1991.

                                   ROBERT NEDERLANDER
                                   ------------------------------
                                   Robert Nederlander
                                   Chairman of the Board
Attest:

LAWRENCE F. SIMON
--------------------------------
Lawrence F. Simon,
Assistant Secretary

       9  EX-3.(i)

                          CERTIFICATE OF AMENDMENT
                                  TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                          RIDDELLINK HOLDING CORP.
               Pursuant to the Delaware General Corporate Law

     RIDDELLINK HOLDING CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the Corporation ), does hereby certify:

     1.   The name of the Corporation is RIDDELLINK HOLDING CORP.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu thereof the following new Article 4.

           4. The Corporation is authorized to issue an aggregate of 20,000 shares of common stock, $.01 par value per share (the Common Stock ). Upon the filing of this Certificate of Amendment, each issued and outstanding share of the Class A Common Stock, $0.1 par value per share and each issued and outstanding share of the Class B Common Stock, $.01 par value per share, shall be reclassified and changed into one share of Common Stock, without any action on the part of the holders thereof.

     3. The foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of
Section 228 and 242 of the General Corporation Law of the State of
Delaware.

     IN WITNESS WHEREOF, RIDDELLINK HOLDING CORP. has caused this certificate to be signed by its Chairman of the Board and attested by its Secretary, this 29th day of September, 1988.

                                   ROBERT NEDERLANDER
                                   ------------------------------
                                   Robert Nederlander
                                   Chairman of the Board
Attest:

LEONARD TOBOROFF
----------------------------
Leonard Toboroff,
Secretary

<PAGE 10>  EX-3.(i)
                          CERTIFICATE OF AMENDMENT
                                   TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                            RIDDELL SPORTS INC.
              Pursuant to the Delaware General Corporation Law

     It is hereby certified that:

          1. The name of the corporation (hereinafter called the Corporation ) is RIDDELL SPORTS INC.

          2. The Board of Directors and Stockholders of the Corporation, by the unanimous consent of all directors and the Voting Trustee pursuant to a Voting Trust Agreement dated April 18, 1988, as Amended, covering all issued and outstanding shares of the Corporation, pursuant to Sections 141(f) and 228(a) of the General Corporation Law, have adopted the following resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring them to be in the best interests of the Corporation; said resolutions reading as follows:

           RESOLVED, that the Certificate of Incorporation of the Corporation be amended immediately prior to the Public Offering so that Article FOURTH reads in its entirety as follows:

           FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is TWENTY-ONE MILLION (21,000,000) consisting of (i) Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share, and (ii) One Million
     (1,000,000) shares of preferred Stock, par value $.01 per share.

          The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and of the Common Stock are as follows:

     A.   Preferred Stock.

          The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution or resolutions for the issuance of the Preferred Stock. The Preferred Stock may be issued either as a class without series, or as so determined from time to time by the Board of Directors, either in whole or in part in one or more series, each series to be appropriately designated by a distinguishing number, letter or title prior to the issue of any shares thereof. Whenever the term Preferred Stock is used in this Article FOURTH, it shall be deemed to mean and include Preferred Stock issued as a class without series, or one or more series thereof, or both, unless the context shall otherwise require. There is hereby expressly granted to the Board of Directors of the Corporation authority, subject to the limitations provided by law, the right to fix the voting powers, designations, preferences, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of each series of such Preferred Stock, in the resolution or resolutions adopted by the Board of Directors providing for the issue of such Preferred Stock.

     The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

     1.   The designation of the series;
       11   EX-3.(i)

     2.   The number of shares initially constituting such series;

     3. The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

     4. The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and, (i) if such dividends are payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, the terms and conditions of such payment, and (ii) if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

     5. Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under conditions and at different redemption dates;

     6. The amount payable on the shares of such series in the event of the dissolution of, or upon any distribution of the assets of, the Corporation;

     7. Whether or not the shares of such series may be convertible into, or exchangeable for, shares of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

     8. Whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but no limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more or less than one vote per share;

     9. Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof;

     10. Whether or not a sinking fund shall be provided for the redemption of the shares of such series and if such a sinking fund shall be provided, the terms and conditions thereof; and

     11. Any other powers, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article FOURTH or the limitations provided by law.

B.   Common Stock.
       12   EX-3.(i)

     1. Subject to the rights of the preferred stockholders, the holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon by the Board of Directors of the Corporation in its discretion, from time to time, out of any funds or assets of the Corporation lawfully available for the payment of such dividends.

     2. In the event of any liquidation, dissolution or winding up of the Corporation or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, then, after there shall have been paid or set apart for the holders of the Preferred Stock the full preferential amounts to which they are entitled, the holders of the Common Stock shall be entitled to receive as a class, pro rata, the remaining assets of the Corporation available for distribution to its stockholders.

     3. For any and all purposes of this Certificate of Incorporation, neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or substantially all of the assets of the Corporation, or any other transaction or series of transactions having the effect of a reorganization shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

     4. Except as otherwise expressly provided by law or in a resolution of the Board of Directors providing voting rights to the holders of the Preferred Stock, the holders of the Preferred Stock, the holders of the Common Stock shall possess exclusive voting power for the election of directors and for all other purposes and each holder thereof shall be entitled to one vote for each share thereof;

and be it further

          RESOLVED, that a stock split is hereby declared with respect to all issued and outstanding Common Stock of record as of the date of or immediately prior to the effective date of the Pubic Offering so that each stockholder of the Corporation shall receive 388.0105 shares of Common Stock, par value $.01 per shares, for each single share of Common Stock, par value $.01 per share, the issued and outstanding and that each stock certificate with respect to the shares of stock outstanding immediately prior to said stock split shall thereafter be deemed to represent that number of shares of stock which would be issued and outstanding immediately after said stock split without the necessity of the record owner surrendering said original stock certificate to the Corporation in exchange for a new certificate for the increased number of shares of stock; and be it further

          RESOLVED, that, effective upon the stock split contemplated by the immediately preceding resolution, there shall be transferred, on the books of the Corporation, from surplus to capital, an amount which is sufficient to increase the capital of the Corporation to the amount of the aggregate par value of all of the Corporation s issued Common Stock

       13  EX-3.(i)

immediately following such stock split.

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General
               Corporation Law of the State of Delaware.

Signed and attested to on June 20, 1991.


                                   FREDERIC H. BOOKS
                                   -----------------------------
                                   Frederic H. Brooks, President

Attest:


LAWRENCE SIMON
--------------------------
Lawrence F. Simon,
Assistant Secretary

       14  EX-3.(i)
                          CERTIFICATE OF CHANGE
                                     OF
                            RIDDELL SPORTS INC.

            UNDER SECTION 1309a OF THE BUSINESS CORPORATION LAW



     The undersigned, being the President and the Secretary of RIDDELL SPORTS INC., do hereby certify and set forth:
     (1)  The name of the corporation is Riddell Sports Inc.
     (2) (a) The certificate of incorporation of Riddell Sports Inc. was filed by the Delaware Department of State on the 4th day of April, 1988 under the name Riddellink Holding Corporation. Riddell Sports Inc. adopted its current name pursuant to a certificate of amendment filed by the Delaware Secretary of State of May 6, 1991 (b) Riddell Sports Inc. filed its application for authority to conduct business in the state of New York with the New York Secretary of State on June 28, 1991; the application for authority was filed under the name Riddell Sports Inc.
     (3) The application for authroization of Riddell Sports Inc. is hereby changed as follows:
     Paragraph Fifth of the certificate of incorporation, which sets forth a designation of the Secretary of State as agent of the corporation upon whom process against it may be served and the post office address to which the Secretary of State shall mail a copy of any process against it served upon him, is hereby changed to the following, so as to change the post office address:
      Fifth:   The Secretary of State of the State of New York is hereby
     designated the agent of this corporation upon whom process against this corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against this corporation served upon him as agent of this corporation is c/o General Counsel at Riddell Sports Inc., 900 Third Avenue, 27th Floor, New York, NY 10022.
     (4) This change to the certificate of authority of Riddell Sports Inc. was authorized by resolution adopted by unanimous vote of the board of directors.
     IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 1st day of July 1, 1993, and affirm that the foregoing statements are true, under the penalties of perjury.
                                   STEPHEN D. TANNEN
                                   -----------------------------
                                   Stephen D. Tannen, President


                                   LISA J. MARRONI
                                   ----------------------------
                                   Lisa J. Marroni, Secretary

       15  EX-3.(i)
                        CERTIFICATE OF AMENDMENT
                                   TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                            RIDDELL SPORTS INC.
              Pursuant to the Delaware General Corporation Law

It is hereby certified that:

          1. The name of the corporation (hereinafter called the Corporation ) is RIDDELL SPORTS INC.

          2. All of the members of the Board of Directors and at least a majority of a quorum of the Stockholders of the Corporation present in person or by proxy at a valid and duly called meeting of Stockholders, pursuant to Sections 141(f) and 228(a) of the General Corporation Law, have adopted the following resolution setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring it to be in the best interests of the Corporation; said resolution reading as follows:

           RESOLVED, that the Certificate of Incorporation of the Corporation be amended so that Article FOURTH reads in its entirety as follows:

           FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is FORTY-FIVE MILLION (45,000,000) consisting of (i) Forty Million (40,000,000) shares of Common Stock, par value $.01 per share, and (ii) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share.

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on June 27, 1996.

                                          DAVID GROELINGER
                                        -------------------------
                                        David Groelinger
                                        Senior Vice President
Attest:

LISA J. MARRONI
----------------------------
Lisa J.  Marroni
Vice President and Secretary
                                    -1-